Exhibit 23.1

Consent of Independent Registered Certified Public Accountants

We consent to the incorporation by reference in the Registration Statement (Form S-8 Registration No. 333-104743) pertaining to the 1996 Stock Incentive Plan of Forward Industries, Inc., of our report dated December 3, 2004, with respect to the consolidated financial statements of Forward Industries, Inc. included in the Annual Report (Form 10-KSB) for the year ended September 30, 2004.

/s/ Ernst & Young LLP

December 3, 2004
Fort Lauderdale, Florida